Exhibit 10.24

Certain portions of this document have been omitted pursuant to Item 601(b)(10) of Regulation S-K and, where applicable, have been marked with “[*]” to indicate where omissions have been made. The marked information has been omitted because it is (i) not material and (ii) is the type that the registrant treats as private or confidential.

Execution Version

Amendment No. 5 to the Key Terms Agreement
Between Customer and Globalstar

This Amendment No. 5 (this “Amendment”) to the Key Terms Agreement effective as of October 21, 2019, as amended (the “KTA”), is entered into by and between Customer Parent with its principal place of business at Customer Address, and Globalstar, Inc., a Delaware corporation with its principal place of business at 1351 Holiday Square Blvd. Covington, Louisiana 70433, United States.

This Amendment to the KTA is effective as of November 5, 2024 (the “Amendment No. 5 Effective Date”).

Except as otherwise provided, capitalized terms used herein shall have the meanings provided under the KTA.

Purpose

Globalstar, Inc. and Customer Parent entered into the KTA to establish the terms and conditions that govern the Project. The parties now seek to amend the KTA as set forth in this Amendment to implement changes agreed by the parties in connection with Customer Parent’s equity investment in the Globalstar SPE.

Agreement

Globalstar, Inc. and Customer Parent agree that the KTA shall be amended as follows:

1. Amendments

1.1. Equity Investment Period. The following is hereby added as a new Section 10.2(g) (Equity Investment Period) to the KTA:

(g) Equity Investment Period. Customer has agreed to purchase equity of the Globalstar SPE pursuant to the terms and conditions of the Purchase Agreement, and subject to the terms and conditions of this Agreement and the other Transaction Documents. The “Equity Investment Period” begins upon the Amendment No. 5 Effective Date and continues until the date Customer no longer holds any Class B Units of the Globalstar SPE and Globalstar fulfills its obligations under Section 2.02(c) of the 2nd A&R LLC Agreement. In connection therewith, the parties hereto and the Globalstar SPE will execute and perform the obligations set forth in that certain Second Amended and Restated Limited Liability Company Agreement, dated as of the date hereof (as may be amended from time to time, the “2nd A&R LLC Agreement”) by and among Globalstar, Customer Parent and the Globalstar SPE and the other Transaction Documents.

(i) During the Equity Investment Period, the requirements of Section 10.2(b)(i) shall not apply and the parties shall comply with the requirements in the Transaction Documents and Sections 10.2(g)(i)(A), (B), and (C) in lieu of Section 10.2(b)(i). [*].

(A) The Globalstar SPE shall hold all rights [*].

(B) [*]

(C) Globalstar shall ensure: (1) the Globalstar SPE remains duly organized, validly existing and in good standing under the laws of the state of Delaware and has the requisite power and authority to conduct its activities; (2) all membership interests or other equity securities of the Globalstar SPE (except for the membership interests or other equity securities owned directly or indirectly by Customer) are: (a) owned directly or indirectly by Globalstar; [*].

(ii) During the Equity Investment Period, the requirements of Section 10.2(c) (Remedies for Fundamental Breach) [*] shall not apply, and the parties shall comply with the requirements of Attachment 17 in lieu of Section 10.2(c) (Remedies for Fundamental Breach) [*]. Upon the conclusion of the Equity Investment Period, Attachment 17 shall be terminated and no longer apply and Section 10.2(c) (Remedies for Fundamental Breach) [*] shall be reinstated and prevail over any conflicting provisions in this Section 10.2(g) (Equity Investment Period).

(iii) During the Equity Investment Period, the terms and conditions set forth in Attachment 19 shall apply. Upon the conclusion of the Equity Investment Period, Attachment 19 shall be terminated and no longer apply.

(iv) During the Equity Investment Period, the terms and conditions set forth in the first sentence of Section 12.3 (Termination by Customer) shall not apply, and the terms and conditions of Attachment 20 shall apply in lieu of the first sentence of Section 12.3 (Termination by Customer). Upon the conclusion of the Equity Investment Period, Attachment 20 shall be terminated and no longer apply and the first sentence of Section 12.3 (Termination by Customer) shall be reinstated and prevail over any conflicting provisions in this Section 10.2(g) (Equity Investment Period).

1.2. Attachments 17, 19 and 20. Attachment 17, Attachment 19 and Attachment 20 to this Amendment are hereby added as a new Attachment 17, Attachment 19, and Attachment 20, respectively, to the KTA. All references to Attachment 17, Attachment 19, or Attachment 20 in the Agreement shall be interpreted to refer to Attachment 17, Attachment 19, or Attachment 20, respectively, to this Amendment. Attachment 17, Attachment 19 and Attachment 20, all references thereto, and all terms and conditions set forth therein shall immediately terminate and be of no further force and effect upon the conclusion of the Equity Investment Period.

1.3. [*]

1.4. Attachment 18. Attachment 18 to this Amendment is hereby added as Attachment 18 to the KTA. All references to Attachment 18 in the Agreement shall be interpreted to refer to Attachment 18 to this Amendment.

1.5. General Amendments to the KTA. The parties hereby agree to the amendment of certain terms and conditions of the KTA as set forth in Attachment 21 to this Amendment.

1.6. Definitions. Attachment 1 to this Amendment sets forth new, revised and deleted KTA definitions.

2. Other Agreements

2.1. [*]

3. Miscellaneous

3.1. Remaining Terms and Conditions. All other terms and conditions of the KTA, [*] and any attachments and schedules thereto remain in full force and effect. In the event of a conflict between the terms of the KTA [*] (including any attachments thereto) and the terms of this Amendment, this Amendment will govern and shall be deemed to amend or modify the KTA.

3.2. Complete Agreement. This Amendment along with the Agreement, together with any documents referenced herein or therein constitute the complete and exclusive agreement between the parties superseding all contemporaneous and prior agreements (written and oral) and all other communications between them relating to its subject matter. The parties acknowledge that they are not relying on any written or oral agreement, representation, warranty, or understanding of any kind made by any of the parties or any employee or agent of the parties except the Agreement.

3.3. Counterparts. This Amendment may be executed in one or more counterparts, each of which will be deemed an original, but which collectively constitute one and the same instrument.

Acknowledged and agreed by their duly authorized representatives as of the Amendment No. 5 Effective Date.

Customer Parent	Globalstar, Inc.
By: /s/	By: /s/ Rebecca Clary
Name: Customer Authorized Signator	Name: Rebecca Clary
Title: VP and Chief Financial Office
Date:	Date:

Attachment 1
Definitions

1. Revised Definitions

1.1. Attachment 1 Definitions. The following definitions are hereby deleted from Attachment 1 of the KTA and replaced in their entirety:

[*].

1.2. Customer. The word “Partner” is hereby replaced with “Customer” in each instance in the Agreement where a defined term incorporates the word “Partner”.

1.3. Globalstar SPE. Any and all instances in the Agreement of the defined term “Spectrum Subsidiary” are hereby replaced with the “Globalstar SPE.” The Globalstar SPE is defined in Section 10.2(b) (Required Resource Protections) and, for clarity, any and all references in the Agreement to the Globalstar SPE mean Globalstar Licensee LLC, a Delaware limited liability company. For clarity, the Globalstar SPE shall be deemed a Related Entity of Globalstar.

1.4. Attachment 3 Definitions. The following definitions are deleted from Attachment 3 of the KTA and replaced in their entirety:

[*].

1.5. Minimum Capacity. The following is added to the end of the definition of “Minimum Capacity” in Attachment 3 of the KTA:

[*].

2. New Definitions

2.1. Attachment 1 Definitions. The following definitions are hereby added to Attachment 1 of the KTA:

“2nd A&R LLC Agreement” is defined in Section 10.2(g) (Equity Investment Period).

[*].

“Class B Units” is defined in the 2nd A&R LLC Agreement.

[*].

“Equity Investment Period” is defined in Section 10.2(g) (Equity Investment Period).

“Guarantee and Collateral Agreement” means the Guarantee and Collateral Agreement, effective April 6, 2023, entered into by and among Customer Parent, Globalstar, Inc., and other grantors and guarantors from time to time party thereto, as amended.

[*].

“Purchase Agreement” is defined in the 2nd A&R LLC Agreement.

“Transaction Documents” is defined in the 2nd A&R LLC Agreement.

3. Deleted Definition

3.1. Attachment 1 Definition. The following definition is deleted from Attachment 1 of the KTA: SNDA.

3.2.

Attachment 17
Fundamental Breach, Enumerated Remedies and Dispute Resolution During the Equity Investment Period

[*]

Exhibit A to Attachment 17

[*]

Exhibit B to Attachment 17

[*]

Exhibit C to Attachment 17

[*]

Attachment 18

[*]

Attachment 19

[*]

Exhibit A to Attachment 19

[*]

Exhibit B to Attachment 19

[*]

Exhibit C to Attachment 19

[*]

Attachment 20
Termination by Customer During the Equity Investment Period

1. Termination

1.1. Generally. During the Equity Investment Period, Customer may terminate this Agreement [*] or Services in accordance with Section 1.2 (Path A Termination), 1.3 (Path B Termination) or 1.4 (Path C Termination). Except as otherwise provided, capitalized terms used in this Attachment 20 shall have the meanings provided under Attachment 1 or Attachment 17 of the KTA, as applicable during the Equity Investment Period.

1.2. Path A Termination.

(a) Path A Termination Right. Customer may terminate this Agreement [*] or Services: [*].

(b) Effect of Path A Termination on Certain Obligations. Without limiting any other right or remedy Customer may avail itself of, whether in law or equity, following a termination of the KTA [*] pursuant to a Path A Termination, Globalstar’s obligations to repay amounts outstanding pursuant to the 2024 Prepayment Agreement and the [*] set forth in the 2nd A&R LLC Agreement shall be governed by [*] the 2024 Prepayment Agreement and [*] the 2nd A&R LLC Agreement, respectively.

1.3. Path B Termination.

(a) Path B Termination Right. Customer may terminate this Agreement [*] or Services: [*].

(b) Effect of Path B Termination on Certain Obligations. Without limiting any other right or remedy Customer may avail itself of, whether in law or equity, following a termination of the KTA [*] pursuant to a Path B Termination, Globalstar’s obligations to repay amounts outstanding pursuant to the 2024 Prepayment Agreement and the[*] set forth in the 2nd A&R LLC Agreement shall be governed by [*] the 2024 Prepayment Agreement and [*] the 2nd A&R LLC Agreement, respectively.

1.4. Path C Termination.

(a) Path C Termination Right. Customer may terminate this Agreement [*] or Services [*].

(b) Effect of Path C Termination on Certain Obligations. Without limiting any other right or remedy Customer may avail itself of, whether in law or equity, following a termination of the KTA [*] pursuant to a Path C Termination, Globalstar’s obligations to repay amounts outstanding pursuant to the 2024 Prepayment Agreement and the[*] set forth in the 2nd A&R LLC Agreement shall be governed by the 2024 Prepayment Agreement and [*] the 2nd A&R LLC Agreement, respectively.

2. Miscellaneous Termination Terms

2.1. Termination of the [*]. Notwithstanding anything to the contrary in the [*], Customer may terminate the [*] in accordance with this Attachment 20; [*].

2.2. [*].

2.3. Survival of Customer Audit Rights. Customer’s rights under the “Audit” section of Attachment 2 of the KTA shall survive to determine Globalstar’s compliance with obligations under this Attachment 20 and the basis for any amounts payable to Customer.

Attachment 21
General Amendments to the KTA

[*]